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                                       BYLAWS

                                         OF

                               BIRTHDAY EXPRESS, INC.







Originally adopted on:
Amendments are listed on page i.

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                                     AMENDMENTS
                                                         DATE OF
ARTICLE                          EFFECT OF AMENDMENT    AMENDMENT

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                                  TABLE OF CONTENTS

                                                                         PAGE

SECTION 1      SHAREHOLDERS AND SHAREHOLDERS' MEETINGS. . . . . . . . . . . 1

        1.1    Annual Meeting . . . . . . . . . . . . . . . . . . . . . . . 1

        1.2    Special Meetings . . . . . . . . . . . . . . . . . . . . . . 1

        1.3    Notice of Meetings . . . . . . . . . . . . . . . . . . . . . 1

        1.4    Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . 1

        1.5    Shareholders' Action Without a Meeting . . . . . . . . . . . 2

        1.6    Telephone Meetings . . . . . . . . . . . . . . . . . . . . . 2

        1.7    List of Shareholders . . . . . . . . . . . . . . . . . . . . 2

        1.8    Quorum and Voting. . . . . . . . . . . . . . . . . . . . . . 2

        1.9    Adjourned Meetings . . . . . . . . . . . . . . . . . . . . . 3

        1.10   Proxies. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

SECTION 2      BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . 3

        2.1    Number and Qualification . . . . . . . . . . . . . . . . . . 3

        2.2    Election--Term of Office . . . . . . . . . . . . . . . . . . 3

        2.3    Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . 3

        2.4    Quorum and Voting. . . . . . . . . . . . . . . . . . . . . . 4

        2.5    Regular Meetings . . . . . . . . . . . . . . . . . . . . . . 4

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        2.6    Special Meetings . . . . . . . . . . . . . . . . . . . . . . 4

        2.7    Notice of Meetings . . . . . . . . . . . . . . . . . . . . . 4

        2.8    Directors' Action Without A Meeting. . . . . . . . . . . . . 5

        2.9    Committees of the Board of Directors . . . . . . . . . . . . 5

        2.10   Telephone Meetings . . . . . . . . . . . . . . . . . . . . . 5

        2.11   Compensation of Directors. . . . . . . . . . . . . . . . . . 5

SECTION 3      OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . 6

        3.1    Officers Enumerated--Election. . . . . . . . . . . . . . . . 6

        3.2    Qualifications . . . . . . . . . . . . . . . . . . . . . . . 6

        3.3    Duties of the Officers . . . . . . . . . . . . . . . . . . . 6

        3.4    Vacancies. . . . . . . . . . . . . . . . . . . . . . . . . . 7

        3.5    Removal. . . . . . . . . . . . . . . . . . . . . . . . . . . 7

        3.6    Compensation . . . . . . . . . . . . . . . . . . . . . . . . 7

SECTION 4      SHARES AND CERTIFICATES OF SHARES. . . . . . . . . . . . . . 7

        4.1    Share Certificates . . . . . . . . . . . . . . . . . . . . . 7

        4.2    Consideration for Shares . . . . . . . . . . . . . . . . . . 8

        4.3    Transfers. . . . . . . . . . . . . . . . . . . . . . . . . . 8


        4.4    Loss or Destruction of Certificates. . . . . . . . . . . . . 8

        4.5    Fixing Record Date . . . . . . . . . . . . . . . . . . . . . 8

SECTION 5     BOOKS, RECORDS AND REPORTS . . . . . . . . . . . . . . . . . .9

        5.1    Records of Corporate Meetings, Accounting Records and
               Share Registers. . . . . . . . . . . . . . . . . . . . . . . 9

        5.2    Copies of Corporate Records. . . . . . . . . . . . . . . . . 9

        5.3    Examination of Records . . . . . . . . . . . . . . . . . . . 9

        5.4    Financial Statements . . . . . . . . . . . . . . . . . . .  10

SECTION 6      FISCAL YEAR. . . . . . . . . . . . . . . . . . . . . . . . .10

SECTION 7      CORPORATE SEAL . . . . . . . . . . . . . . . . . . . . . . .10

SECTION 8      MISCELLANEOUS PROCEDURAL PROVISIONS. . . . . . . . . . . . .10

SECTION 9      AMENDMENT OF BYLAWS. . . . . . . . . . . . . . . . . . . . .11

SECTION 10     INDEMNIFICATION OF DIRECTORS AND OTHERS. . . . . . . . . . .11

        10.1   Grant of Indemnification . . . . . . . . . . . . . . . . . .11

        10.2   Limitations on Indemnification . . . . . . . . . . . . . . .11

        10.3   Advancement of Expenses. . . . . . . . . . . . . . . . . . .11

        10.4   Right to Enforce Indemnification . . . . . . . . . . . . . .12

        10.5   Nonexclusivity . . . . . . . . . . . . . . . . . . . . . . .12

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        10.6   Indemnification of Officers, Employees and Agents. . . . . .12

        10.7   Insurance and Other Security . . . . . . . . . . . . . . . .13

        10.8   Amendment or Modification. . . . . . . . . . . . . . . . . .13

        10.9   Effect of Section. . . . . . . . . . . . . . . . . . . . . .13

SECTION 11     REPRESENTATION OF SHARES OF OTHER CORPORATIONS . . . . . . .13

SECTION 12     CONTRACTS, LOANS, CHECKS, DEPOSITS . . . . . . . . . . . . .13

        12.1   Contracts. . . . . . . . . . . . . . . . . . . . . . . . . .13

        12.2   Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . .14

        12.3   Checks, Drafts, Etc. . . . . . . . . . . . . . . . . . . . .14

        12.4   Deposits . . . . . . . . . . . . . . . . . . . . . . . . . .14

        12.5   Contracts with or Loans to Directors and Officers. . . . . .14

                                       BYLAWS

                                         OF

                               BIRTHDAY EXPRESS, INC.

                                          SECTION 1


                      SHAREHOLDERS AND SHAREHOLDERS' MEETINGS

       1.1 ANNUAL MEETING. The annual meeting of the shareholders of this corporation (the "Corporation") for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at the principal office of the Corporation, or at some other place either within or without the State of Washington as designated by the Board of Directors, on the day and at the time specified in Exhibit A, which is attached hereto and incorporated herein by this reference or on such other day and time as may be set by the Board of Directors. If the specified day is a Sunday or a legal holiday, then the meeting will take place on the next business day at the same time or on such other day and time as may be set by the Board of Directors.

       1.2 SPECIAL MEETINGS. Special meetings of the shareholders for any purpose or purposes may be called at any time by the Board of Directors, the Chairman of the Board, the President, a majority of the Board of Directors, or any shareholder or shareholders holding in the aggregate one-fourth of the voting power of all shareholders. The meetings shall be held at such time and place as the Board of Directors may prescribe, or, if not held upon the request of the Board of Directors, at such time and place as may be established by the President or by the Secretary in the President's absence. Only business within the purpose or purposes described in the meeting notice may be conducted.

       1.3 NOTICE OF MEETINGS. Written notice of the place, date and time of the annual shareholders' meeting and written notice of the place, date, time and purpose or purposes of special shareholders' meetings shall be delivered not less than 10 (or, if required by Washington law, 20) or more than 60 days before the date of the meeting, either personally, by facsimile, or by mail, or in any other manner approved by law, by or at the direction of the President or the Secretary, to each shareholder of record entitled to notice of such meeting. Mailed notices shall be deemed to be delivered when deposited in the mail, first-class postage prepaid, correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

       1.4 WAIVER OF NOTICE. Except where expressly prohibited by law or the Articles of Incorporation, notice of the place, date, time and purpose or purposes of any shareholders' meeting may be waived in a signed writing delivered to the Corporation by any shareholder at any time, either before or after the meeting. Attendance at the meeting in person or by proxy waives objection to lack of notice or defective notice of the meeting unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting. A shareholder waives objection to consideration of a particular matter at a meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

       1.5 SHAREHOLDERS' ACTION WITHOUT A MEETING. The shareholders may take any action without a meeting that they could properly take at a meeting, if one or more written consents setting forth the action so taken are signed by all of the shareholders entitled to vote with respect to the subject matter and are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. If required by Washington law, all nonvoting shareholders must be given written notice of the proposed action at least ten days before the action is taken, unless such notice is waived in a manner consistent with these Bylaws. Actions taken under this section are effective when all consents are in the possession of the Corporation, unless otherwise specified in the consent. A shareholder may withdraw consent only by delivering a written notice of withdrawal to the Corporation prior to the time that all consents are in the possession of the Corporation.

       1.6 TELEPHONE MEETINGS. Shareholders may participate in a meeting of shareholders by means of a conference telephone or any similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

       1.7 LIST OF SHAREHOLDERS. At least ten days before any shareholders' meeting, the Secretary of the Corporation or the agent having charge of the stock transfer books of the Corporation shall have compiled a complete list of the shareholders entitled to notice of a shareholders' meeting, arranged in alphabetical order and by voting group, with the address of each shareholder and the number, class, and series, if any, of shares owned by each.

       1.8 QUORUM AND VOTING. The presence in person or by proxy of the holders of a majority of the votes entitled to be cast on a matter at a meeting shall constitute a quorum of shareholders for that matter. If a quorum exists, action on a matter shall be approved by a voting group if the votes cast within a voting group favoring the action exceed the votes cast within the voting group opposing the action, unless a greater number of affirmative votes is required by the Articles of Incorporation or by law. If the Articles of Incorporation or Washington law provide for voting by two or more voting groups on a matter, action on a matter is taken only when voted upon by each of those voting groups counted separately. Action may be taken by one voting group on a matter even though no action is taken by another voting group. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

       1.9 ADJOURNED MEETINGS. If a shareholders' meeting is adjourned to a different place, date or time, whether for failure to achieve a quorum or otherwise, notice need not be given of the new place, date or time if the new place, date or time is announced at the meeting before adjournment. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in these Bylaws, that determination shall apply to any adjournment thereof, unless Washington law requires fixing a new record date.
If Washington law requires that a new record date be set for the adjourned meeting, notice of the adjourned meeting must be given to shareholders as of the new record date. Any business may be transacted at an adjourned meeting that could have been transacted at the meeting as originally called.

       1.10 PROXIES. A shareholder may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form, either personally or by an agent. No appointment shall be valid after 11 months from the date of its execution unless the appointment form expressly so provides. An appointment of a proxy is revocable unless the appointment is coupled with an interest. No revocation shall be effective until written notice thereof has actually been received by the Secretary of the Corporation or any other person authorized to tabulate votes.

                                           SECTION 2

                                 BOARD OF DIRECTORS

       2.1 NUMBER AND QUALIFICATION. The business affairs and property of the Corporation shall be managed under the direction of a Board of Directors, the number of members of which is set forth in Exhibit A. The Board of Directors may increase or decrease this number by resolution. A decrease in the number of directors shall not shorten the term of an incumbent director.

       2.2 ELECTION--TERM OF OFFICE. The directors shall be elected by the shareholders at each annual shareholders' meeting or at a special shareholders' meeting called for such purpose. Despite the expiration of a director's term, the director continues to serve until his or her successor is elected and qualified or until there is a decrease in the authorized number of directors.

       2.3 VACANCIES. Except as otherwise provided by law, vacancies in the Board of Directors, whether caused by resignation, death, retirement, disqualification, removal, increase in the number of directors, or otherwise, may be filled for the remainder of the term by the Board of Directors, by the shareholders, or, if the directors in office constitute less than a quorum of the Board of Directors, by an affirmative vote of a majority of the remaining directors.
The term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. A vacancy that will occur at a specific later date may be filled before the vacancy occurs, but the new director may not take office until the vacancy occurs.

       2.4 QUORUM AND VOTING. At any meeting of the Board of Directors, the presence in person (including presence by electronic means such as a telephone conference call) of a majority of the number of directors presently in office shall constitute a quorum for the transaction of business. Notwithstanding the foregoing, in no case shall a quorum be less than one-third of the authorized number of directors. If a quorum is present at the time of a vote, the affirmative vote of a majority of the directors present at the time of the vote shall be the act of the Board of Directors and of the Corporation except as may be otherwise specifically provided by the Articles of Incorporation, by these Bylaws, or by law. A director who is present at a meeting of the Board of Directors when action is taken is deemed to have assented to the action taken unless: (a) the director objects at the beginning of the meeting, or promptly upon his or her arrival, to holding it or to transacting business at the meeting; (b) the director's dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) the director delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation within a reasonable time after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.

       2.5 REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such place, date and time as shall from time to time be fixed by resolution of the Board.

       2.6 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any place and at any time and may be called by the Chairman of the Board, the President, Vice President, Secretary or Treasurer, or any two or more directors.

       2.7 NOTICE OF MEETINGS. Unless the Articles of Incorporation provide otherwise, any regular meeting of the Board of Directors may be held without notice of the date, time, place, or purpose of the meeting. Any special meeting of the Board of Directors must be preceded by at least two days' notice of the date, time, and place of the meeting, but not of its purpose, unless the Articles of Incorporation or these Bylaws require otherwise. Notice may be given personally, by facsimile, by mail, or in any other manner allowed by law. Oral notice shall be sufficient only if a written record of such notice is included in the Corporation's minute book. Notice shall be deemed effective at the earliest of: (a) receipt; (b) delivery to the proper address or telephone number of the director as shown in the Corporation's records; or (c) five days after its deposit in the United States mail, as evidenced by the postmark, if correctly addressed and mailed with first-class postage prepaid. Notice of any meeting of the Board of Directors may be waived by any director at any time, by a signed writing, delivered to the Corporation for inclusion in the minutes, either before or after the meeting. Attendance or participation by a director at a meeting shall constitute a waiver of any required notice of the meeting unless the director promptly objects to holding the meeting or to the transaction of any business on the grounds that the meeting was not lawfully convened and the director does not thereafter vote for or assent to action taken at the meeting.

       2.8 DIRECTORS' ACTION WITHOUT A MEETING. The Board of Directors or a committee thereof may take any action without a meeting that it could properly take at a meeting if one or more written consents setting forth the action are signed by all of the directors, or all of the members of the committee, as the case may be, either before or after the action is taken, and if the consents are delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such action shall be effective upon the signing of a consent by the last director to sign, unless the consent specifies a later effective date.

       2.9 COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolutions adopted by a majority of the members of the Board of Directors in office, may create from among its members one or more committees and shall appoint the members thereof. Each such committee must have two or more members, who shall be directors and who shall serve at the pleasure of the Board of Directors. Each committee of the Board of Directors may exercise the authority of the Board of Directors to the extent provided in its enabling resolution and any pertinent subsequent resolutions adopted in like manner, provided that the authority of each such committee shall be subject to applicable. law. Each committee of the Board of Directors shall keep regular minutes of its proceedings and shall report to the Board of Directors when requested to do so.

       2.10 TELEPHONE MEETINGS. Members of the Board of Directors or of any committee appointed by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of a conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other during the meeting. Participation by such means shall constitute presence in person at a meeting.

       2.11 COMPENSATION OF DIRECTORS. The Board of Directors may fix the compensation of directors as such and may authorize the reimbursement of their expenses.

                                          SECTION 3

                                      OFFICERS

       3.1 OFFICERS ENUMERATED--ELECTION. The officers of the Corporation shall consist of such officers and assistant officers as may be designated by resolution of the Board of Directors. The officers may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary, a Treasurer, and any assistant officers. The officers shall hold office at the pleasure of the Board of Directors. Unless otherwise restricted by the Board of Directors, the President may appoint any assistant officer, the Secretary may appoint one or more Assistant Secretaries, and the Treasurer may appoint one or more Assistant Treasurers; provided that any such appointments shall be recorded in writing in the corporate records.

       3.2 QUALIFICATIONS. None of the officers of the Corporation need be a director. Any two or more corporate offices may be held by the same person.

       3.3 DUTIES OF THE OFFICERS. Unless otherwise prescribed by the Board of Directors, the duties of the officers shall be as follows:

              CHAIRMAN OF THE BOARD. The Chairman of the Board, if one is elected, shall preside at meetings of the Board of Directors and of the shareholders, shall be responsible for carrying out the plans and directives of the Board of Directors, shall report to and consult with the Board of Directors and, if the Board so resolves, shall be the Chief Executive Officer. The Chairman of the Board shall have such other powers and duties as the Board of Directors may from time to time prescribe.

              PRESIDENT. The President shall exercise the usual executive powers pertaining to the office of President. In the absence of a Chairman of the Board, the President shall preside at meetings of the Board of Directors and of the shareholders, perform the other duties of the Chairman of the Board prescribed in this Section, and perform such other duties as the Board of Directors may from time to time designate. In addition, if there is no Secretary in office, the President shall perform the duties of the Secretary.

              VICE PRESIDENT. Each Vice President shall perform such duties as the Board of Directors may from time to time designate. In addition, the Vice President, or if there is more than one, the most senior Vice President available, shall act as President in the absence or disability of the President.

              SECRETARY. The Secretary shall be responsible for and shall keep, personally or with the assistance of others, records of the proceedings of the directors and shareholders; authenticate records of the Corporation; attest all certificates of stock in the name of the Corporation; keep the corporate seal, if any, and affix the same to certificates of stock and other proper documents; keep a record of the issuance of certificates of stock and the transfers of the same; and perform such other duties as the Board of Directors may from time to time designate.

              TREASURER. The Treasurer shall have the care and custody of, and be responsible for, all funds and securities of the Corporation and shall cause to be kept regular books of account. The Treasurer shall cause to be deposited all funds and other valuable effects in the name of the Corporation in such depositories as may be designated by the Board of Directors. In general, the Treasurer shall perform all of the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Board of Directors.

              ASSISTANT OFFICERS. Assistant officers may consist of one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. Each assistant officer shall perform those duties assigned to him or her from time to time by the Board of Directors, the President, or the officer who appointed him or her.

       3.4 VACANCIES. Vacancies in any office arising from any cause may be filled by the Board of Directors at any regular or special meeting.

       3.5 REMOVAL. Any officer or agent may be removed by action of the Board of Directors with or without cause, but any removal shall be without prejudice to the contract rights, if any, of the person removed. Election or appointment of an officer or agent shall not of itself create any contract rights.

       3.6 COMPENSATION. The compensation of all officers of the Corporation shall be fixed by the Board of Directors.

                                          SECTION 4

                         SHARES AND CERTIFICATES OF SHARES

       4.1 SHARE CERTIFICATES. Share certificates shall be issued in numerical order, and each shareholder shall be entitled to a certificate signed by the President or a Vice President, and attested by the Secretary or an Assistant Secretary. Share certificates may be sealed with the corporate seal, if any. Facsimiles of the signatures and seal may be used as permitted by law. Every share certificate shall state:

              (a)    the name of the Corporation;

              (b) that the Corporation is organized under the laws of the State of Washington;

              (c) the name of the person to whom the share certificate is issued;

              (d) the number, class and series (if any) of shares that the certificate represents;

and

              (e) if the Corporation is authorized to issue shares of more than one class or series, that upon written request and without charge, the Corporation will furnish any shareholder with a full statement of the designations, preferences, limitations and relative rights of the shares of each class or series, and the authority of the Board of Directors to determine variations for future series.

       4.2 CONSIDERATION FOR SHARES. Shares of the Corporation may be issued for such consideration as shall be determined by the Board of Directors to be adequate. The consideration for the issuance of shares may be paid in whole or in part in cash, or in any tangible or intangible property or benefit to the Corporation, including but not limited to promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Establishment by the Board of Directors of the amount of consideration received or to be received for shares of the Corporation shall be deemed to be a determination that the consideration so established is adequate.

       4.3 TRANSFERS. Shares may be transferred by delivery of the certificate, accompanied either by an assignment in writing on the back of the certificate, or by a written power of attorney to sell, assign and transfer the same, signed by the record holder of the certificate. Except as otherwise specifically provided in these Bylaws, no shares of stock shall be transferred on the books of the Corporation until the outstanding certificate therefor has been surrendered to the Corporation.

       4.4 LOSS OR DESTRUCTION OF CERTIFICATES. In the event of the loss or destruction of any certificate, a new certificate may be issued in lieu thereof upon satisfactory proof of such loss or destruction, and upon the giving of security against loss to the Corporation by bond, indemnity or otherwise, to the extent deemed necessary by the Board of Directors, the Secretary, or the Treasurer.

       4.5 FIXING RECORD DATE. The Board of Directors may fix in advance a date as the record date for determining shareholders entitled: (i) to notice of or to vote at any shareholders' meeting or any adjournment thereof; (ii) to receive payment of any share dividend; or (iii) to receive payment of any distribution. The Board of Directors may in addition fix record dates with respect to any allotment of rights or conversion or exchange of any securities by their terms, or for any other proper purpose, as determined by the Board of Directors and by law. The record date shall be not more than 70 days and, in case of a meeting of shareholders, not less than 10 days (or such longer period as may be required by Washington law) prior to the date on which the particular action requiring determination of shareholders is to be taken. If no record date is fixed for determining the shareholders entitled to notice of or to vote at a meeting of shareholders, the record date shall be the date before the day on which notice of the meeting is mailed. If no record date is fixed for the determination of shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation's own shares), the record date shall be the date on which the Board adopted the resolution declaring the distribution. If no record date is fixed for determining shareholders entitled to a share dividend, the record date shall be the date on which the Board of Directors authorized the dividend.

                                          SECTION 5

                             BOOKS, RECORDS AND REPORTS

       5.1 RECORDS OF CORPORATE MEETINGS, ACCOUNTING RECORDS AND SHARE REGISTERS. The Corporation shall keep, as permanent records, minutes of all meetings of the Board of Directors and shareholders, and all actions taken without a meeting, and all actions taken by a committee exercising the authority of the Board of Directors. The Corporation or its agent shall maintain, in a form that permits preparation of a list, a list of the names and addresses of its shareholders, in alphabetical order by class of shares, and the number, class, and series, if any, of shares held by each. The Corporation shall also maintain appropriate accounting records, and at its principal place of business shall keep copies of: (a) its Articles of Incorporation or restated Articles of Incorporation and all amendments in effect; (b) its Bylaws or restated Bylaws and all amendments in effect; (c) minutes of all shareholders' meetings and records of all actions taken without meetings for the past three years; (d) the year-end balance sheets and income statements for the past three fiscal years, prepared as required by Washington law; (e) all written communications to shareholders generally in the past three years; (f) a list of the names and business addresses of its current officers and directors; and (g) its most recent annual report to the Secretary of State.

       5.2 COPIES OF CORPORATE RECORDS. Any person dealing with the Corporation may rely upon a copy of any of the records of the proceedings, resolutions, or votes of the Board of Directors or shareholders, when certified by the Chairman of the Board, President, Vice President, Secretary or Assistant Secretary.

       5.3 EXAMINATION OF RECORDS. A shareholder shall have the right to inspect and copy, during regular business hours at the principal office of the Corporation, in person or by his or her attorney or agent, the corporate records referred to in the last sentence of Section 5.1 of these Bylaws if the shareholder gives the Corporation written notice of the demand at least five business days before the date on which the shareholder wishes to make such inspection. In addition, if a shareholder's demand is made in good faith and for a proper purpose, a shareholder may inspect and copy, during regular business hours at a reasonable location specified by the Corporation, excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors, records of actions taken by the Board of Directors without a meeting, minutes of shareholders' meetings held or records of action taken by shareholders without a meeting not within the past three years, accounting records of the Corporation, or the record of shareholders; provided that the shareholder shall have made a demand describing with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and provided further that the records are directly connected to the shareholder's purpose. This section shall not affect any right of shareholders to inspect records of the Corporation that may be otherwise granted to the shareholders by law.

       5.4 FINANCIAL STATEMENTS. Not later than four months after the end of each fiscal year, or in any event prior to its annual meeting of shareholders, the Corporation shall prepare a balance sheet and income statement in accordance with Washington law. The Corporation shall furnish a copy of each to any shareholder upon written request.

                                          SECTION 6

                                    FISCAL YEAR

       The fiscal year of the Corporation shall be as set forth in Exhibit A.

                                          SECTION 7

                                   CORPORATE SEAL

       The corporate seal of the Corporation, if any, shall be in the form shown on Exhibit A.

                                          SECTION 8

                        MISCELLANEOUS PROCEDURAL PROVISIONS

       The Board of Directors may adopt rules of procedure to govern any meetings of shareholders or directors to the extent not inconsistent with law, the Corporation's Articles of Incorporation, or these Bylaws, as they are in effect from time to time. In the absence of any rules of procedure adopted by the Board of Directors, the chairman of the meeting shall make all decisions regarding the procedures for any meeting.

                                          SECTION 9

                                AMENDMENT OF BYLAWS

       The Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation, subject to the power of the shareholders of the Corporation to change or repeal the Bylaws.

                                  SECTION 10

                    INDEMNIFICATION OF DIRECTORS AND OTHERS

       10.1 GRANT OF INDEMNIFICATION. Subject to Section 10.2, each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any threatened, pending, or completed action, suit or proceeding, whether formal or informal, civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director of the Corporation or who, while a director of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of this or another Corporation or of a partnership, joint venture, trust, other enterprise, or employee benefit plan, whether the basis of such proceeding is alleged action in an official capacity as a director or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by applicable law, as then in effect, against all expense, liability and loss (including attorneys' fees, costs, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director and shall inure to the benefit of his or her heirs, executors and administrators.

       10.2 LIMITATIONS ON INDEMNIFICATION. Notwithstanding Section 10.1, no indemnification shall be provided hereunder to any such person to the extent that such indemnification would be prohibited by the Washington Business Corporation Act or other applicable law as then in effect, nor, except as provided in Section 10.4 with respect to proceedings seeking to enforce rights to indemnification, shall the Corporation indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person except where such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

       10.3 ADVANCEMENT OF EXPENSES. The right to indemnification conferred in this section shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, except where the Board of Directors shall have adopted a resolution expressly disapproving such advancement of expenses.

       10.4 RIGHT TO ENFORCE INDEMNIFICATION. If a claim under Section 10.1 is not paid in full by the Corporation within 60 days after a written claim has been received by the

Corporation, or if a claim for expenses incurred in defending a proceeding in advance of its final disposition authorized under Section 10.3 is not paid within 20 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification hereunder upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending. any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is so entitled. It shall be a defense to any such action (other than an action with respect to expenses authorized under Section 10. 3) that the claimant has not met the standards of conduct which make it permissible hereunder or under the Washington Business Corporation Act for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth herein or in the Washington Business corporation Act nor (except as provided in Section 10.3) an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

       10.5 NONEXCLUSIVITY. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this section shall be valid to the extent consistent with Washington law.

       10.6 INDEMNIFICATION OF OFFICERS, EMPLOYEES AND AGENTS. The Corporation may, by action of its Board of Directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to officers, employees and agents of the Corporation on the same terms and with the same scope and effect as the provisions of this section with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or on such other terms as the Board may deem proper.

       10.7 INSURANCE AND OTHER SECURITY. The Corporation may maintain insurance, at its expense, to protect itself and any individual who is or was a director, officer, employee or agent of the Corporation or another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against or incurred by the individual in that capacity or arising from his or her status as an officer, director, agent, or employee, whether or not the Corporation would have the power to indemnify such person against the same liability under the Washington Business Corporation Act. The Corporation may enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this section and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this section.

       10.8 AMENDMENT OR MODIFICATION. This section may be altered or amended at any time as provided in these Bylaws, but no such amendment shall have the effect of diminishing the rights of any person who is or was an officer or director as to any acts or omissions taken or omitted to be taken prior to the effective date of such amendment.

       10.9 EFFECT OF SECTION. The rights conferred by this section shall be deemed to be contract rights between the Corporation and each person who is or was a director or officer. The Corporation expressly intends each such person to rely on the rights conferred hereby in performing his or her respective duties on behalf of the Corporation.

                                  SECTION 11

                REPRESENTATION OF SHARES OF OTHER CORPORATIONS

       Unless otherwise restricted by the Board of Directors, the Chairman, President, and any Vice President of the Corporation are each authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares of other corporations standing in the name of the Corporation. This authority may be exercised by such officers either in person or by a duly executed proxy or power of attorney.

                                  SECTION 12

                      CONTRACTS, LOANS, CHECKS, DEPOSITS

       12.1 CONTRACTS. The Board may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and that authority may be general or confined to specific instances.

       12.2 LOANS. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board. That authority may be general or confined to specific instances.

       12.3 CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by the officer or officers, or agent or agents, of the corporation and in the manner as shall from time to time be prescribed by resolution of the Board.

       12.4 DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in the banks, trust companies or other depositories as the Board may select.

       12.5 CONTRACTS WITH OR LOANS TO DIRECTORS AND OFFICERS. The corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholders and with corporations, associations, firms, and entities in which they are or may become interested as directors, officers, shareholders, members, or otherwise, as freely as though such interest did not exist, except that no loan shall be made by the corporation to its officers or directors unless first approved by the holders of two-thirds of the voting shares and no loans shall be made by the corporation secured by its shares. In the absence of fraud the fact that any director, officer, shareholder, or any corporation, association, firm or other entity of which any director, officer or shareholder is interested, is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, or shareholder to account to this corporation for any profits therefrom if the transaction or contract is or shall be authorized, ratified, or approved by (a) vote of a majority of a quorum of the Board excluding any interested director or directors, (b) the written consent of the holders of a majority of the shares entitled to vote, or (c) a general resolution approving the acts of the directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote. Nothing herein contained shall create or imply any liability in the circumstances above described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.

       The undersigned, being the Secretary of the corporation, hereby certifies that these Bylaws consisting of 15 pages are the Bylaws of Birthday Express, Inc., adopted by resolution of the directors on June 25, 1994.

Dated         June 25, 1994
              -------------
                                                          /s/ Jan A. Jewell
                                                          -----------------
                                 Jan Jewell, Secretary

                                      Exhibit A

                                  TO THE BYLAWS OF

                               BIRTHDAY EXPRESS, INC.

Section 1.1.
              Date and time of annual shareholders' meeting: 3 PM, THIRD FRIDAY IN JANUARY

Section 2.1.
              Number of members of Board of Directors, unless and until changed by resolution of the Board of Directors: 2

Section 6.
              Fiscal year:  CALENDAR YEAR; JANUARY 1 THROUGH DECEMBER 31

Section 7.
              Corporate seal, if any:  NONE


Date Bylaws Adopted:                      June 25, 1994
                                          -------------

                                      Exhibit A
                                  To the Bylaws of
                             BirthdayExpress.com, Inc.

Section 1.1. Date and time of annual shareholders' meeting: 3PM, third Friday in January

Section 2.1. Number of members of Board of Directors, unless changed by resolution of the Board of Directors: 5

Section 6.    Fiscal year:  Calendar year, January 1 through December 31

Section 7.    Corporate seal, if any:  None

Bylaws Adopted:  June 25, 1994
Amended:  July 19, 1999